Registration No. 811-08928

AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MARCH 31, 2010

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM N-lA

REGISTRATION STATEMENT UNDER THE
INVESTMENT COMPANY ACT OF 1940	☐

Amendment No. 18
(Check appropriate box or boxes)	☒

HSBC INVESTOR PORTFOLIOS
(Exact name of registrant as specified in charter)
3435 Stelzer Road
Columbus, Ohio 43219-3035
(Address of principal executive offices)
Registrant’s Telephone Number, including area code: (617) 470-8000

Richard A. Fabietti, President
452 Fifth Avenue
New York, New York 10018
(Name and address of agent for service)
Please send copies of all communications to:

David Harris
Dechert LLP
1775 I Street, N.W.
Washington, D.C. 20006-2401

The purpose of this filing is to amend Part C of Post-Effective Amendment No. 17 to the Registration Statement dated March 1, 2010 to include Exhibit (j)(1). Parts A and B to the Registration Statement, each dated March 1, 2010, were previously filed in connection with Post-Effective Amendment No. 17 and are incorporated herein by reference.

PART C

Item 23. Exhibits

(a) (1) Declaration of Trust of the HSBC Investor Portfolios. (1)

(a)(2) Form of Amendment to Declaration of Trust and Establishment and Designation of Additional Shares regarding establishment of HSBC Investor Short Duration Fixed Income Portfolio. (15)

(b) By-Laws of the Registrant.(1)

(c) Not applicable.

(d)(1) Amended and Restated Master Investment Advisory Contract between HSBC Investor Portfolios and HSBC Global Asset Management (USA) Inc. (15)

(d)(2) Investment Advisory Contract Supplement between HSBC Investor Portfolios and HSBC Global Asset Management (USA) Inc. (5)

(d)(3) Investment Advisory Contract Supplement regarding HSBC Investor International Equity Portfolio. (7)

(d)(4) Form of Investment Advisory Contract Supplement regarding HSBC Investor Opportunity Portfolio . (7)

(d)(5) Investment Advisory Contract Supplement regarding HSBC Investor Short Duration Fixed Income Portfolio. (13)

(d)(6) Subadvisory Agreement between Winslow Capital Management, Inc. and HSBC Global Asset Management (USA) Inc. regarding the HSBC Investor Growth Portfolio. (18)

(d)(7) Subadvisory Agreement between NWQ Investment Management Co., LLC and HSBC Global Asset Management (USA) Inc. regarding the HSBC Investor Value Portfolio. (17)

(d)(8) Subadvisory Agreement between Alliance Bernstein L.P., and HSBC Global Asset Management (USA) Inc. regarding the HSBC Investor International Equity Portfolio. (9)

(d)(9) Subadvisory Agreement between HSBC Global Asset Management (USA) Inc. and Westfield Capital Management Company L.P. regarding the HSBC Investor Opportunity Portfolio. (18)

(e) Not applicable.

(f) Not applicable.

(g)(1) Custodian Agreement between HSBC Investor Portfolios and The Northern Trust Company. (16)

(g)(1)(i) Updated Schedule B to Custodian Agreement between HSBC Investor Portfolios and The Northern Trust Company. (18)

(h)(1) Exclusive Placement Agent Agreement between HSBC Investor Portfolios and Citi Fund Services (Ireland) Limited (“Citi (Ireland)”) (f/k/a BISYS Fund Services (Ireland) Limited). (4)

(h)(2) Second Amended and Restated Master Services Agreement dated January 1, 2009 among Citi Fund Services Ohio, Inc. (f/k/a BISYS Fund Services Ohio, Inc.), HSBC Investor Funds, HSBC Investor Portfolios and HSBC Advisor Funds Trust and HSBC Global Asset Management (USA) Inc. (18)

(h)(2)(i) Amendment to the Second Amended and Restated Master Services Agreement dated January 1, 2009. (18)

(h)(2)(ii) Amendment to the Second Amended and Restated Master Services Agreement dated September 14, 2009. (19)

(h)(3) Administration Services Agreement between HSBC Investor Portfolio and HSBC Investments (USA) Inc. (14)

(h)(3)(i) Amendment to Administration Services Agreement dated June 4, 2007 between HSBC Investor Portfolios and HSBC Investments (USA) Inc. (17)

(h)(4) Amended and Restated Sub-Administration Services Agreement dated January 1, 2009 among Citi Fund Services Ohio, Inc., HSBC Investor Funds, HSBC Investor Portfolios and HSBC Advisor Funds Trust and HSBC Global Asset Management (USA) Inc. (18)

(h)(5) Amended and Restated Omnibus Fee Agreement dated January 1, 2009 among Citi Fund Services Ohio, Inc., Citi Fund Services (Cayman) Limited and HSBC Investor Portfolios. (19)

(h)(6) Amendment to the Amended and Restated Omnibus Fee Agreement dated September 14, 2009. (19)

(h)(7) Amended and Restated Compliance Services Agreement dated January 1, 2009 between Citi Fund Services Ohio, Inc. and HSBC Investor Funds, HSBC Advisor Funds Trust, and HSBC Investor Portfolios. (18)

(i) Not applicable.

(j)(1) Consent of KPMG LLP. (filed herewith).

(j)(2) Power of Attorney dated June 16, 2008. (18)

(k) Not applicable.

(l)(1) Initial investor representation letter regarding the HSBC Investor International Equity Portfolio.(2)

(m) Not Applicable.

(n) Not Applicable.

(o) Reserved.

(p)(1) Amended Code of Ethics for HSBC Global Asset Management (USA) Inc. (14)

(p)(2) Amended Code of Ethics for Westfield Capital Management Company, L.P. (14)

(p)(3) Amended Code of Ethics for Citi Fund Services Ohio, Inc. (f/k/a BISYS Fund Services Ohio, Inc.) and Citi Fund Services Limited Partnership (f/k/a BISYS Fund Services Limited Partnership). (14)

(p)(4) Amended Code of Ethics for Winslow Capital Management, Inc. (18)

(p)(5) Amended Code of Ethics for NWQ Investment Management Co., LLC. (14)

(p)(6) Code of Business Conduct and Ethics for AllianceBernstein L.P. (14)

(p)(7) Code of Ethics for Halbis Capital Management (USA) Inc. (17)

(p)(8) Code of Ethics for HSBC Investor Funds, HSBC Investor Portfolios, and HSBC Advisor Funds Trust. (18)

_________________________

(1) Incorporated herein by reference from amendment No. 1 to the Registrant’s registration statement (the “Registration Statement”) on Form N-1A (File No. 811-8928) as filed with the Securities and Exchange Commission (the “SEC”) on February 26, 1996.

(2) Incorporated herein by reference from the Registration Statement as filed with the SEC on December 21, 1994.

(3) Incorporated herein by reference from amendment no. 2 to the Registration Statement as filed with the SEC on July 1, 1996.

(4) Incorporated herein by reference from amendment no. 3 to the Registration Statement as filed with the SEC on February 28, 1997.

(5) Incorporated herein by reference from amendment no. 5 to the Registration Statement as filed with the SEC on December 18, 2000.

(6) Incorporated herein by reference from amendment no. 6 to the Registration Statement as filed with the SEC on February 28, 2001.

(7) Incorporated herein by reference from amendment no. 7 to the Registration Statement as filed with the SEC on January 30, 2002.

(8) Incorporated herein by reference from amendment no. 8 to the Registration Statement as filed with the SEC on February 28, 2003.

(9) Incorporated herein by reference from amendment no. 9 to the Registration Statement as filed with the SEC on March 1, 2004.

(10) Incorporated herein by reference from amendment no. 10 to the Registration Statement as filed with the SEC on February 25, 2005.

(11) Incorporated herein by reference from amendment no. 12 to the Registration Statement as filed with the SEC on August 29, 2005.

(12) Incorporated herein by reference from post-effective amendment no. 90 to the Registration Statement as filed with the SEC on December 30, 2004 for the HSBC Investor Funds.

(13) Incorporated herein by reference from post-effective amendment no. 94 to the Registration Statement as filed with the SEC on December 14, 2005 for the HSBC Investor Funds.

(14) Incorporated herein by reference from post-effective amendment no. 95 to the Registration Statement as filed with the SEC on February 28, 2006 for the HSBC Investor Funds.

(15) Incorporated herein by reference from amendment No. 13 to the Registration Statement as filed with the SEC on February 28, 2006.

(16) Incorporated herein by reference from post-effective amendment No. 104 to the Registration Statement as filed with the SEC on February 28, 2007 for the HSBC Investor Funds.

(17) Incorporated herein by reference from post-effective amendment No. 15 to the Registration Statement as filed with the SEC on February 28, 2008.

(18) Incorporated herein by reference from post-effective amendment No. 16 to the Registration Statement as filed with the SEC on February 27, 2009.

(19) Incorporated herein by reference from post-effective amendment No. 115 to the Registration Statement as filed with the SEC on October 2, 2009 for the HSBC Investor Funds.

ITEM 24. PERSONS CONTROLLED BY OR UNDER COMMON CONTROL WITH REGISTRANT

Not applicable.

ITEM 25. INDEMNIFICATION

Reference is hereby made to Article IV of the Registrant’s Declaration of Trust. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to trustees or officers of the Registrant by the Registrant pursuant to the Declaration of Trust of otherwise, the Registrant is aware that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Investment Company Act of 1940, as amended (the “1940 Act”) and, therefore, is unenforceable.

A claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by trustees or officers of the Registrant in connection with the successful defense of any act, suit or proceeding) is asserted by such trustees or officers in connection with the shares being registered, the Registrant will, unless in the opinion of its Counsel, the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1940 Act and will be governed by the final adjudication of such issues.

ITEM 26. BUSINESS AND OTHER CONNECTIONS OF INVESTMENT ADVISERS

HSBC Global Asset Management (USA) Inc. 452 Fifth Avenue, New York, New York 10018, serves as investment adviser and is a wholly-owned subsidiary of HSBC Bank USA, Inc., a New York State chartered bank, which is a wholly-owned subsidiary of HSBC USA, Inc., a registered bank holding company. Information as to the directors and officers of the Adviser, together with information as to any other business, profession, vocation or employment of a substantial nature engaged in by the directors and officers of the Adviser in the last two years, is included in its application for registration as an investment adviser on Form ADV (File No. 801-25999) filed under the Investment Advisers Act of 1940, as amended and is incorporated by reference thereto.

Information as to the directors and officers of Westfield Capital Management Company L.P. (“Westfield”) together with information as to any other business, profession, vocation or employment of a substantial nature engaged in by the directors and officers of Westfield in the last two years, is included in its application for registration as an investment adviser on Form ADV (File No. 801-34350) filed under the Investment Advisers Act of 1940, as amended and is incorporated by reference thereto.

Information as to the directors and officers of NWQ Investment Management Co., LLC (“NWQ”), together with information as to any other business, profession, vocation or employment of a substantial nature engaged in by the directors and officers of NWQ in the last two years, is included in its application for registration as an investment adviser on Form ADV (File No. 801-61379) filed under the Investment Advisers Act of 1940, as amended and is incorporated by reference thereto.

Information as to the directors and officers of Winslow Capital Management, Inc. (“Winslow”), together with information as to any other business, profession, vocation or employment of a substantial nature engaged in by the directors and officers of Winslow in the last two years, is included in its application for registration as an investment adviser on Form ADV (File No. 801-41316) filed under the Investment Advisers Act of 1940, as amended and is incorporated by reference thereto.

Information as to the directors and officers of AllianceBernstein L.P. (“AllianceBernstein”), together with information as to any other business, profession, vocation or employment of a substantial nature engaged in by the directors and officers of AllianceBernstein in the last two years, is included in its application for registration as an investment advisor on Form ADV (File No. 801-57937) filed under the Investment Advisers Act of 1940, as amended and is incorporated by reference thereto.

ITEM 27. PRINCIPAL UNDERWRITER

Not applicable.

ITEM 28. LOCATION OF ACCOUNTS AND RECORDS

The account books and other documents required to be maintained by the Registrant pursuant to Section 31(a) of the Investment Company Act of 1940 and the Rules thereunder will be maintained at the offices of: HSBC Investments (USA) Inc., 452 Fifth Avenue, New York, New York 10018; Citi Fund Services Ohio, Inc. (f/k/a BISYS Fund Services Ohio, Inc.) 3435 Stelzer Road, Columbus, Ohio 43219-3035; AllianceBernstein L.P., 1345 Avenue of the Americas, New York, New York 10105; Westfield Capital Management Company L.P., 21 Fellow Street, Boston, MA 02119; Winslow Capital Management, Inc., 4720 IDS Tower, 80 S. Eighth Street, Minneapolis, MN 55402; NWQ Investment Management L.P., 2049 Century Park East, 4th Floor, Los Angeles, CA 90067.

ITEM 29. MANAGEMENT SERVICES

Not applicable.

ITEM 30. UNDERTAKINGS

The Registrant undertakes to comply with Section 16(c) of the 1940 Act as though such provisions of the 1940 Act were applicable to the Registrant except that the request referred to in the third full paragraph thereof may only be made by shareholders who hold in the aggregate at least 10% of the outstanding shares of the Registrant, regardless of the net asset value or values of shares held by such requesting shareholders.

SIGNATURES

Pursuant to the requirements of the Investment Company Act of 1940, as amended, the HSBC Investor Portfolios has duly caused this amendment to its registration statement on Form N-lA to be signed on its behalf by the undersigned, thereto duly authorized, in the City of New York, and State of New York on the 31st day of March, 2010.

HSBC INVESTOR PORTFOLIOS

/s/Richard A. Fabietti	/s/Martin R. Dean
Richard A. Fabietti	Martin R. Dean
President	Treasurer

__________________________
Alan S. Parsow*	Larry M. Robbins*
Trustee	Trustee

Michael Seely*	Thomas F. Robards*
Trustee	Trustee

Stephen J. Baker*	Susan S. Huang*
Trustee	Trustee

Marcia L. Beck*
Trustee

*/s/David J. Harris
David J. Harris

__________________
*David J. Harris, as attorney-in-fact pursuant to a power of attorney previously filed.

Exhibit List

(j)(1) Consent of KPMG LLP